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                                                                   EXHIBIT 23(b)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference of our report dated March 15, 2005, with respect to the financial statements of the Myers Industries, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 10-K) for the year ended December 31, 2004, in the Registration Statement (Form S-8 No. 333-90637) pertaining to the Myers Industries, Inc. 1999 Incentive Stock Plan and the Myers Industries, Inc. Amended and Restated Employee Stock Purchase Plan.


/s/ Ernst & Young LLP

Akron, Ohio
March 15, 2005